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                                                                     Exhibit 4.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             TRACTOR SUPPLY COMPANY

                       (Under Section 242 of the Delaware
                            General Corporation Law)

         THE UNDERSIGNED, being the Chairman of the Board and Chief Executive Officer of Tractor Supply Company, a Delaware corporation (the "Corporation"), does hereby certify that:

         1. The name of the Corporation is Tractor Supply Company. The Corporation was originally incorporated under the name TSC Acquisition, Inc.

         2. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on December 2, 1982.

         3. This amendment of the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation"), has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. This Certificate of Amendment amends the Restated Certificate of Incorporation of the Corporation by increasing the number of authorized shares of Common Stock, par value $.008 per share, from 9,500,000 shares to 100,000,000 shares. Such amendment shall be effected by deleting the first sentence of Article FOURTH of the Restated Certificate of Incorporation in its entirety and inserting the following in lieu thereof:

         FOURTH: CAPITAL STOCK. The total number of shares of stock that the Corporation shall have authority to issue is 100,040,000 shares of capital stock, of which (a) 100,000,000 shares shall be of a class designated "Common Stock," par value $.008 per share, and (b) 40,000 shares shall be of a class designated "Preferred Stock," par value $1.00 per share (of which 20,000 shares shall be of a series designated "Series B Preferred Stock").


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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment as of the 30th day of April, 1997.

                                         TRACTOR SUPPLY COMPANY



                                         By: /s/ Joseph H. Scarlett, Jr.
                                             ----------------------------------
                                             Joseph H. Scarlett, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer

ATTEST:



/s/ Michael J. Kincaid
-----------------------------
Michael J. Kincaid
Secretary


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